Exhibit 99

News Release

STANDEX INTERNATIONAL CORPORATION ● SALEM, NH 03079 ● TEL (603) 893-9701 ● FAX (603) 893-7324 ● WEB www.standex.com

STANDEX REPORTS FOURTH QUARTER 2019 FINANCIAL RESULTS

●	Continued Strength in Engineering Technologies, Hydraulics and Scientific
●	Positive Cash Flow Trends Reflect Success of Working Capital Initiatives
●	Growth Laneway Sales Increased 61% year-over-year in Fiscal 2019
●	Restructuring Savings on Target for $3.8 million; Active Pipeline of Additional Efficiency Projects

SALEM, NH – August 26, 2019 – Standex International Corporation (NYSE:SXI) today reported financial results for the fourth quarter of fiscal year 2019 ending June 30, 2019.

Summary Financial Results - Total Standex
($M except EPS and Dividends)	4Q19	4Q18	Change
Net Sales	$209.2	$203.5	2.8%
Operating Income	$20.2	$25.5	-20.7%
Net Income from Continuing Ops	$13.1	$11.3	16.3%

EBITDA	$28.3	$32.2	-12.2%
EBITDA margin	13.5%	15.8%	-230 bps
Adjusted EBITDA	$30.1	$34.1	-11.7%
Adjusted EBITDA margin	14.4%	16.8%	-240 bps

Diluted EPS	$1.05	$0.88	19.3%
Adjusted EPS	1.16	1.48	-21.6%
Dividends per share	0.20	0.18	11.1%

Free Cash Flow	$31.7	$34.0	-6.8%
Net Debt to Adjusted EBITDA	0.9x	0.7x	28.6%

*Fourth quarter of fiscal 2018 results have been adjusted to reflect the disposition of the Cooking Solutions Group on April 1, 2019.

Fourth Quarter Fiscal 2019 Results

“Fourth quarter results were in line with our expectations as performance in Engineering Technologies, Hydraulics and Scientific remained strong. While macro-economic headwinds continued to impact results in Engraving and Electronics, we are effectively managing costs, our restructuring efforts are on plan and we delivered solid free cash flow,” commented President and Chief Executive Officer David Dunbar.

“Despite challenges in some of our end markets, we continued to make significant progress in the quarter and fiscal year in regard to our strategic priorities and we are well-positioned to further execute on our transformation and long-term goals for growth and profitability.

“From a growth perspective, our targeted investments are paying off with growth laneways increasing 61% year-over-year in fiscal 2019 to $58 million and the positive repositioning of Engineering Technologies as evidenced by its results. The recent GS Engineering acquisition and successful divestiture of the Cooking Solutions business furthered our portfolio reshaping toward building our higher margin growth businesses into significant platforms. The restructuring plan we began to implement in the third quarter is on track to achieve $3.8 million in annual savings by 2Q20. We have also identified a significant number of additional productivity projects that we plan to implement in fiscal 2020.

“In addition, our financial position is strong with net debt to Adjusted EBITDA of under 1x and $253 million in available liquidity. While we will remain disciplined and balanced with respect to capital allocation, our financial flexibility positions us well to invest both in high return internal projects and our active acquisition pipeline,” said Dunbar.

Outlook

“As we enter fiscal 2020, we expect a sequential decline in the first quarter due to continued challenges in some of our markets followed by improved year-over-year performance in our fiscal second quarter.  We expect to benefit from scheduled platform rollouts in the automotive OEM market, a very strong funnel of new business opportunities in Electronics and continued growth in Engineering Technologies and Hydraulics.  These improvements will be complemented by the completion of the cost restructuring we announced in 3Q19 as well as additional efficiency projects that we have identified,” concluded Dunbar.

Fourth Quarter Segment Operating Performance

Engraving (18% of sales; 18% of segment operating income)

Engraving ($M)	4Q19	4Q18	% Change
Net sales	$38.1	$35.8	6.3%
Operating Income	5.1	7.9	-35.1%
Adj. Operating Income*	5.3	7.9	-32.9%
Operating Margin	13.4%	22.0%
Adj. Operating Margin*	13.9%	22.0%

* FY19 excludes $0.2 million of purchase accounting expenses

Overall sales grew 6.3% with contributions from recent acquisitions overcoming an organic decline of 4% and negative impact of foreign currency of 5%. End market weakness from a lower level of new automotive model introductions compressed margins in our core business as well as those in our recent acquisitions. Adjusted operating income decreased by $2.6 million year-on-year primarily due to the lower level of new roll-outs in the automotive sector, acquisition integration related costs, and tariff-related impact on the segment’s China production facilities.

In fiscal 2020, Standex expects Engraving end markets to strengthen as new global automotive model roll-outs ramp combined with contribution from the recent GS Engineering acquisition. In addition, previously announced restructuring actions are on track to deliver annualized savings of $2.7 million by 2Q20.

Electronics (24% of sales; 30% of segment operating income)

Electronics ($M)	4Q19	4Q18	% Change
Net sales	$49.7	$52.2	-4.8%
Operating Income	8.6	13.7	-37.0%
Operating Margin	17.4%	26.3%

The 4.8% decline in sales was primarily due to lower demand in the automotive market, impact of China tariffs and distributor inventory destocking. These trends were partially offset by contribution from the Agile acquisition. Operating income for the period decreased by 37.0% from the fourth quarter of fiscal 2018 as a result of the lower sales volume, material inflation and the impact of tariffs. During the quarter, the Electronics business delivered first shipments from its new India facility. This site provides the business with a cost competitive manufacturing alternative and the ability to accelerate new business growth.

The Company expects Electronics sales volume to decline sequentially in the first half of fiscal year 2020 due to the factors that affected the fourth quarter’s results followed by a modest recovery in the second half of the fiscal year. The segment also has a record level of new business opportunities, some of which have already been awarded, which will ramp during fiscal 2020. In addition, cost saving initiatives regarding G&A reduction, increased productivity and reduced material spend will approximate $1.1 million on an annual basis by 2Q20.

Engineering Technologies (16% of sales; 16% of segment operating income)

Engineering ($M)	4Q19	4Q18	% Change
Net sales	$33.5	$25.2	33.0%
Operating Income	4.5	2.6	72.6%
Operating Margin	13.6%	10.4%

Engineering Technologies revenue grew 33.0% over 4Q18 with broad-based strength across end markets including Aviation, Space, Defense and Energy. The Company’s long-term investments to support new aviation platforms are paying off as these platforms ramp to full production volume. Operating income grew 72.6% year-over-year as the segment leveraged both the volume growth and continued productivity improvements in manufacturing processes.

In fiscal 2020, Standex expects continued growth and improved margins as aviation-related programs continue to ramp to higher production rates as well as favorable trends in Space and Defense.

Hydraulics (7% of sales; 11% of segment operating income)

Hydraulics ($M)	4Q19	4Q18	% Change
Net sales	$14.2	$13.2	7.5%
Operating Income	3.1	2.3	38.8%
Operating Margin	22.1%	17.1%

Sales for the Hydraulics segment increased 7.5% year-over-year due to strong OEM demand, particularly in the North American refuse market, as well as new product application offerings for vacuum trucks, sweepers and hydro-excavators. Income from operations gained 38.8% year-over-year due to higher sales and cost structure efficiencies.

The Company expects Hydraulics’ end market demand to remain positive due to project opportunities in the construction and infrastructure markets as well as the potential for market share gains in the refuse market.

Food Service Equipment (35% of sales; 25% of segment operating income)

Food Service ($M)	4Q19	4Q18	% Change
Net sales	$73.7	$77.1	-4.3%
Operating Income	7.4	8.3	-11.3%
Operating Margin	10.0%	10.8%

The 4.3% decline in sales reflected lower sales in Refrigeration, Pumps and Merchandising businesses partially offset by growth in Scientific sales led by demand in clinical and drug retail markets. The 11.3% decrease in operating income reflected deleverage on lower volume in Refrigeration again partially offset by strength in Scientific.

As previously reported, a fire destroyed a Refrigeration Group warehouse in late June. There was approximately $7 million of damage to the Company’s finished goods and approximately $1 million related to ancillary handling equipment. The Company has insurance coverage associated with the damage to the inventory and equipment.

The Company anticipates that Refrigeration Group sales will be lower in the first half of fiscal year 2020 as finished goods inventory levels are rebuilt in order to meet customer demand. In addition, Standex will continue to pursue productivity improvements to address the current market conditions and expects strength in Scientific and Merchandising sales in FY20.

Capital Allocation

●

Share Repurchase: During 4Q19, the Company repurchased approximately 202,000 shares for $14 million or an average price per share of $69.95. In fiscal 2019, Standex repurchased approximately 437,900 shares for $33.4 million. There is approximately $53 million remaining under the Board’s current repurchase authorization.

●

Capital Expenditures: In fiscal 2019 Standex’s capital expenditures were $34.4 million compared to the prior expectation of between $35 million to $36 million in fiscal 2019. The Company expects fiscal 2020 capital spending to be between approximately $33 million - $34 million.

●	Dividends: On July 25, the Company declared a quarterly cash dividend of $0.20 per share, which was payable August 23, 2019 to shareholders of record August 9, 2019.

Balance Sheet and Cash Flow Highlights

●

Net Debt: Standex had net debt of $104.5 million at June 30, 2019 compared to $84.2 million for the same period a year ago. Net debt consisted primarily of long-term debt of $197.6 million and cash and equivalents of $93.1 million of which $86.2 million was held by foreign subsidiaries. In fiscal 2019, Standex repatriated $51.5 million from foreign subsidiaries. The Company’s net debt to Adjusted EBITDA leverage ratio was 0.92x at the end of fiscal 2019.

●

Cash Flow: Net cash provided by continuing operating activities for the three months ended June 30, 2019 was $48.2 million compared to net cash provided by continuing operating activities of $33.5 million in the prior year. Cash provided by operating activities reflected improved working capital management driven by decreases in accounts receivable due to focused collection efforts and improved inventory turns and accounts payable management.

Cash capital expenditures were approximately $16.5 million compared to $5.1 million in 4Q18. As a result, the Company generated free cash flow of $31.7 million compared to free cash flow of $34.0 million in 4Q18. Free cash flow as a percentage of adjusted net income was 241.5% compared to 193.4% in 4Q18.

Conference Call Details

Standex will host a conference call for investors tomorrow, August 27, 2019 at 8:30 a.m. ET. On the call, David Dunbar, President and CEO, and Thomas DeByle, CFO, will review the Company’s financial results and business and operating highlights. Investors interested in listening to the webcast and viewing the slide presentation should log on to the “Investors” section of Standex’s website under the subheading, “Events and Presentations”, located at www.standex.com.

A replay of the webcast will also be available on the Company’s website shortly after the conclusion of the presentation online through August 27, 2020. To listen to the teleconference playback, please dial (877) 344-7529 in the U.S. or (412) 317-0088 internationally; the passcode is 10134405. The audio playback via phone will be available through September 3, 2019. The webcast replay also can be accessed in the “Investor Relations” section of the Company’s website, located at www.standex.com.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures, including non-GAAP adjusted income from operations, non-GAAP adjusted net income from continuing operations, free operating cash flow, EBITDA (earnings before interest, taxes, depreciation and amortization) adjusted EBITDA, adjusted EBITDA to net debt, and adjusted earnings per share. The attached financial tables reconcile non-GAAP measures used in this press release to the most directly comparable GAAP measures. The Company believes that the use of non-GAAP measures including the impact of restructuring charges, purchase accounting, property insurance deductibles, discrete tax events, and acquisition costs help investors to obtain a better understanding of our operating results and prospects, consistent with how management measures and forecasts the Company's performance, especially when comparing such results to previous periods. An understanding of the impact in a particular quarter of specific restructuring costs, acquisition expenses, or other gains and losses, on net income (absolute as well as on a per-share basis), operating income or EBITDA can give management and investors additional insight into core financial performance, especially when compared to quarters in which such items had a greater or lesser effect, or no effect. Non-GAAP measures should be considered in addition to, and not as a replacement for, the corresponding GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

About Standex

Standex International Corporation is a multi-industry manufacturer in five broad business segments: Engraving, Electronics, Engineering Technologies, Hydraulics, and Food Service Equipment with operations in the United States, Europe, Canada, Japan, Singapore, Mexico, Brazil, Turkey, South Africa, India and China. For additional information, visit the Company's website at http://standex.com/.

Contact:

Thomas DeByle, CFO

(603) 893-9701

e-mail : InvestorRelations@Standex.com

Standex International Corporation

Consolidated Statement of Operations

	Three Months Ended		Year Ended
	June 30,		June 30,
(In thousands, except per share data)	2019	2018	2019	2018

Net sales	$209,198	$203,469	$791,579	$770,452
Cost of sales	139,117	128,967	523,519	500,850
Gross profit	70,081	74,502	268,060	269,602

Selling, general and administrative expenses	48,178	47,086	184,733	178,878
Restructuring costs	461	1,172	1,635	6,964
Property insurance deductible	500	-	500	-
Acquisition related costs	723	749	3,075	3,749

Income from operations	20,219	25,495	78,117	80,011

Interest expense	2,160	2,230	10,760	8,029
Other (income) expense, net	51	385	1,744	1,735
Total	2,211	2,615	12,504	9,764

Continuing operations income before income taxes	18,008	22,880	65,613	70,247
Provision for income taxes	4,889	11,598	18,424	38,904
Net income from continuing operations	13,119	11,282	47,189	31,343
Income (loss) from discontinued operations, net of tax	(725)	1,322	20,725	5,261

Net income	$12,394	$12,604	$67,914	$36,604

Basic earnings per share:
Income from continuing operations	$1.06	$0.89	$3.75	$2.47
Income (loss) from discontinued operations	(0.06)	0.10	1.65	0.41
Total	$1.00	$0.99	$5.40	$2.88

Diluted earnings per share:
Income from continuing operations	$1.05	$0.88	$3.74	$2.45
Income (loss) from discontinued operations	(0.06)	0.10	1.64	0.41
Total	$0.99	$0.98	$5.38	2.86

Average Shares Outstanding
Basic	12,432	12,708	12,574	12,698
Diluted	12,483	12,797	12,633	12,788

Standex International Corporation

Condensed Consolidated Balance Sheets

	June 30,	June 30,
(In thousands)	2019	2018

ASSETS
Current assets:
Cash and cash equivalents	$93,145	$109,602
Accounts receivable, net	119,589	119,783
Inventories	88,645	104,300
Prepaid expenses and other current assets	30,872	10,255
Income taxes receivable	1,622	2,348
Current Assets - Discontinued Operations	-	37,671
Total current assets	333,873	383,959

Property, plant, equipment, net	148,024	136,934
Intangible assets, net	118,660	84,938
Goodwill	281,503	211,751
Deferred tax asset	14,140	7,447
Other non-current assets	25,689	29,749
Other non-current assets - Discontinued Operations	-	62,159
Total non-current assets	588,016	532,978

Total assets	$921,889	$916,937

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$72,603	$78,947
Accrued liabilities	62,648	57,679
Income taxes payable	5,744	6,050
Current Liabilities - Discontinued Operations	620	18,665
Total current liabilities	141,615	161,341

Long-term debt	197,610	193,772
Accrued pension and other non-current liabilities	118,351	111,029
Total non-current liabilities	315,961	304,801

Stockholders' equity:
Common stock	41,976	41,976
Additional paid-in capital	65,515	61,328
Retained earnings	818,282	761,430
Accumulated other comprehensive loss	(137,278)	(121,859)
Treasury shares	(324,182)	(292,080)
Total stockholders' equity	464,313	450,795

Total liabilities and stockholders' equity	$921,889	$916,937

Standex International Corporation and Subsidiaries

Statements of Consolidated Cash Flows

	Year Ended June 30,
(In thousands)	2019	2018

Cash Flows from Operating Activities
Net income	$67,914	$36,604
Income (loss) from discontinued operations	20,725	5,261
Income from continuing operations	47,189	31,343

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,881	26,696
Stock-based compensation	4,350	4,961
Non-cash portion of restructuring charge	(329)	(1,264)
Disposal of real estate and equipment	-	(655)
Contributions to defined benefit plans	(1,359)	(6,966)
Net changes in operating assets and liabilities	(7,564)	6,317
Net cash provided by operating activities - continuing operations	73,168	60,432
Net cash provided by operating activities - discontinued operations	178	4,493
Net cash provided by (used in) operating activities	73,346	64,925
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(34,367)	(25,275)
Expenditures for acquisitions, net of cash acquired	(127,924)	(10,397)
Proceeds from sale of real estate and equipment	3,208	2,852
Other investing activities	(377)	1,820
Net cash (used in) investing activities from continuing operations	(159,460)	(31,000)
Net cash provided by (used in) investing activities - discontinued operations	109,789	(1,265)
Net cash (used in) investing activities	(49,671)	(32,265)
Cash Flows from Financing Activities
Net borrowing activity	4,800	(1,288)
Contingent consideration payment	(910)	-
Activity under share-based payment plans	1,129	915
Purchase of treasury stock	(33,394)	(2,652)
Cash dividends paid	(9,826)	(8,888)
Net cash provided by (used in) financing activities	(38,201)	(11,913)

Effect of exchange rate changes on cash	(1,931)	289

Net changes in cash and cash equivalents	(16,457)	21,036
Cash and cash equivalents at beginning of year	109,602	88,566
Cash and cash equivalents at end of period	$93,145	$109,602

Standex International Corporation

Selected Segment Data

	Three Months Ended		Year Ended
	June 30,		June 30,
(In thousands)	2019	2018	2019	2018
Net Sales
Engraving	$38,091	$35,818	$149,693	$136,275
Electronics	49,726	52,208	204,073	196,291
Engineering Technologies	33,452	25,161	105,270	90,781
Hydraulics	14,185	13,200	53,943	48,169
Food Service Equipment	73,744	77,082	278,600	298,936
Total	$209,198	$203,469	$791,579	$770,452

Income from operations
Engraving	$5,113	$7,883	$23,996	$29,618
Electronics	8,645	13,727	41,227	45,501
Engineering Technologies	4,534	2,627	11,169	6,506
Hydraulics	3,138	2,260	8,891	7,398
Food Service Equipment	7,356	8,297	22,773	28,129
Restructuring	(461)	(1,172)	(1,635)	(6,964)
Property Insurance Deductible	(500)	-	(500)	-
Acquisition related costs	(723)	(749)	(3,075)	(3,749)
Corporate	(6,883)	(7,378)	(24,729)	(26,428)
Total	$20,219	$25,495	$78,117	$80,011

Standex International Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended			Year Ended
	June 30,			June 30,
(In thousands, except percentages)	2019	2018	% Change	2019	2018	% Change
Adjusted income from operations and adjusted net income from continuing operations:
Income from operations, as reported	$20,219	$25,495	-20.7%	$78,117	$80,011	-2.4%
Adjustments:
Restructuring charges	461	1,172		1,635	6,964
Property Insurance Deductible	500	-		500	-
Purchase Accounting Expenses	180	-		691	204
Acquisition-related costs	723	749		3,075	3,749
Adjusted income from operations	$22,083	$27,416	-19.5%	$84,018	$90,928	-7.6%
Interest and other income (expense), net	(2,211)	(2,615)		(12,504)	(9,764)
Provision for income taxes	(4,889)	(11,598)		(18,424)	(38,904)
Discrete and other tax items	-	6,285		(779)	20,844
Tax impact of above adjustments	(459)	(474)		(1,452)	(2,696)
Net income from continuing operations, as adjusted	$14,524	$19,014	-23.6%	$50,859	$60,408	-15.8%

EBITDA and Adjusted EBITDA:
Net income from continuing operations, as reported	$13,119	$11,282		$47,189	$31,343
Add back:
Provision for income taxes	4,889	11,598		18,424	38,904
Interest expense	2,160	2,230		10,760	8,029
Depreciation and amortization	8,087	7,065		30,881	26,696
EBITDA	$28,255	$32,175	-12.2%	$107,254	$104,972	2.2%
Adjustments:
Restructuring charges	461	1,172		1,635	6,964
Property Insurance Deductible	500	-		500	-
Purchase Accounting Expenses	180	-		691	204
Acquisition-related costs	723	749		3,075	3,749
Adjusted EBITDA	$30,119	$34,096	-11.7%	$113,155	$115,889	-2.4%

Free operating cash flow:
Net cash provided by operating activities - continuing operations, as reported	$48,211	$33,536		$73,168	60,432
Add back: Voluntary pension contribution	-	5,500		-	5,500
Less: Capital expenditures	(16,523)	(5,068)		(34,367)	(25,275)
Free operating cash flow	$31,688	$33,968		$38,801	$40,657

Net income from continuing operations	13,119	11,282		47,189	31,343
Discrete tax item - tax on foreign cash	-	6,285		(778)	20,844
Adjusted net income	$13,119	17,567		46,411	52,187
Conversion of free operating cash flow	241.5%	193.4%		83.6%	77.9%

Standex International Corporation

Reconciliation of GAAP to Non-GAAP Financial Measures

	Three Months Ended			Year Ended
	June 30,			June 30,
Adjusted earnings per share from continuing operations	2019	2018	% Change	2019	2018	% Change

Diluted earnings per share from continuing operations, as reported	$1.05	$0.88	19.3%	$3.74	$2.45	52.7%

Adjustments:
Restructuring charges	0.03	0.07		0.10	0.41
Property Insurance Deductible	0.03	-		0.03	-
Purchase Accounting Expenses	0.01	-		0.04	0.01
Acquisition-related costs	0.04	0.04		0.18	0.22
Discrete and other tax items	-	0.49		(0.06)	1.63
Diluted earnings per share from continuing operations, as adjusted	$1.16	$1.48	-21.6%	$4.03	$4.72	-14.6%